Exhibit 32.2

WESTERN RESERVE BANCORP, INC.

FORM 10-K

Year ended December 31, 2011

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Western Reserve Bancorp, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cynthia A. Mahl, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Cynthia A. Mahl
Cynthia A. Mahl Executive Vice President/Chief Financial Officer March 30, 2012